As filed with the Securities and Exchange Commission on July 17, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HLS SYSTEMS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

625 Broadway, Suite 1111 San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-132826
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units (each consisting of one ordinary share and two warrants)	The Nasdaq Stock Market LLC
Ordinary Shares	The Nasdaq Stock Market LLC
Stock Purchase Warrants (exercisable to purchase one ordinary share at a price of $5.00)	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement on Form S-4, as amended (File No. 333-132826). This information is incorporated herein by reference.

Item 2. Index to Exhibits.

*3.1	Memorandum of Association
*3.2	Articles of Association
**4.4	Form of Unit Purchase Option granted to Representative
**4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from Registration Statement on Form S-4, as amended (File No. 333-132826), which was initially filed with the Securities and Exchange Commission on March 29, 2006.

**	Incorporated by reference from Registration Statement on Form S-1, as amended (File No. 333-125016), which was initially filed with the Securities and Exchange Commission on May 17, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HLS SYSTEMS INTERNATIONAL, LTD.

Date: July 16, 2007	By:	/s/ Kerry Propper
Kerry Propper President